EXHIBIT 23.1                                           CONSENT OF STOECKLEIN LAW GROUP

Stoecklein Law Group, a Professional Corporation
Practice Limited to Federal Securities

402 West Broadway
Suite 690
San Diego, California 92101
Telephone: (619) 704-1310
Facsimile: (619) 704-1325
email: djs@slgseclaw.com
web: www.slgseclaw.com

June 27, 2011

Board of Directors
Bollente Companies, Inc.
Gainey Center II
8501 North Scottsdale Road, Suite 165
Scottsdale, Arizona 85253-2740

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Yours Very Truly,

/S/ Donald J. Stoecklein
Donald J. Stoecklein
For the firm
Stoecklein Law Group